Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333.234081 on Form S-8 of our report dated June 28, 2024, appearing in this Annual Report on Form 11-K of I.D. Systems, Inc. 401(k) Plan as of December 31, 2023.

/s/ UHY LLP

New York, New York

June 27, 2025